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                            NORD KAOLIN COMPANY LETTERHEAD

                                   December 1, 1995


William W. Wilcox
146 Chittenden Field Land
Madison, COnnecticut  06443

     Re:  Amendment No. 2 to Change of Control Letter Agreement

Dear Mr. Wilcox:

     This letter relates to the letter agreement, dated March 9, 1990 entered into between Nord Resources Corporation, a Delaware corporation (the "Company"), and you, as amended by Amendment No. 1 thereto, dated January 6, 1994 (the "Agreement"). A copy of the Agreement is attached hereto as Annex A.

     As you know, the Agreement expires on December 31, 1995. At a meeting of the Board of Directors of the Company held on November 3, 1995, the Board adopted a resolution extending the term of the Agreement to December 31, 1997. In order to give effect to such resolution, the Company and you agree to amend the Agreement as follows:

          1.   Paragraph 1. of the Agreement is amended to read as follows:

          "1. OPERATION AND TERM OF AGREEMENT. This agreement, although effective immediately, shall not become operative unless and until there has been a change in control of the Company. None of the provisions of this agreement shall be applicable to any termination of your employment, however occurring, which is effective prior to a change in control of the Company. This agreement shall continue until the later of December 31, 1997 or two years after the occurrence of a change in control of the Company, provided such change in control occurs on or before December 31, 1997, subject to extension beyond that date by mutual consent. The Company will review this agreement with you between January 1, 1997 and July 31, 1997, for the purpose of determining whether or not an extension beyond December 31, 1997 is mutually agreeable and, if so, on what basis and for how long.

          2. The Agreement, as modified herein, shall continue in full force and effect.

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William W. Wilcox
December 1, 1995
Page 2



     If you are in agreement with the foregoing amendment to the Agreement, please confirm your agreement by signing below where indicated and returning the enclosed additional copy of this letter to the Company.

                                        Very truly yours,

                                        NORD RESOURCES CORPORATION



Attest:  /s/ Terence H. Lang            By  /s/ Edgar F. Cruft
       -----------------------            -------------------------
        Terence H. Lang                     Edgar F. Cruft
        Senior Vice President and           Chairman and President
          Treasurer


CONFIRMED AND AGREED TO:


/s/ William W. Wilcox
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William W. Wilcox
Dated:  December 28, 1995